UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2011
Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Suite 2800, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 274-1000

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On August 18, 2011, Sykes Enterprises, Incorporated’s (the “Company”) Board of Directors authorized the Company to repurchase up to five million shares of the Company’s outstanding common stock. The shares of common stock will be purchased, from time to time, through open market purchases or in negotiated private transactions, and the purchases will be based on factors, including but not limited to, the stock price and general market conditions. The share repurchase program has no expiration date. As of July 29, 2011, there were approximately 47.1 million shares of common stock outstanding.
The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (c) The following exhibit is included with this Report:
     Exhibit 99.1      Press release, dated August 19, 2011, announcing the share repurchase plan.
(Remainder of page intentionally left blank.)

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES INCORPORATED
By:	/s/ W. Michael Kipphut
Executive Vice President and
Chief Financial Officer

Date: August 19, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 19, 2011, announcing the share repurchase plan.